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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2007, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," as revised, effective December 27, 2004, the Company's adoption of FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143," effective December 25, 2005, and the Company's adoption of Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans," relating to the recognition and related disclosure provisions, effective December 31, 2006, relating to the consolidated financial statements as of December 31, 2006 and for each of the two years in the period ended December 31, 2006 and the related financial statement schedule for the years ended December 31, 2006 and December 25, 2005 of The New York Times Company, included in the Annual Report on Form 10-K of The New York Times Company for the year ended December 30, 2007, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
December 24, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM